UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒         Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

MAINSTAY CBRE GLOBAL INFRASTRUCTURE MEGATRENDS TERM FUND

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies: N/A
	2)	Aggregate number of securities to which transaction applies: N/A
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	4)	Proposed maximum aggregate value of transaction: N/A
	5)	Total fee paid: N/A

☐	Fee paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid: N/A
	2)	Form, Schedule or Registration Statement No.: N/A
	3)	Filing Party: N/A
	4)	Date Filed: N/A

MainStay CBRE Global Infrastructure Megatrends Term Fund Annual Meeting / Proxy Contest (PROXY CONTEST CALL GUIDE)

Good (day, afternoon, evening). My name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)? (Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with the MainStay CBRE Global Infrastructure Megatrends Term Fund.

You were recently mailed proxy materials relating to the proposals being voted on at the Annual Meeting of Shareholders scheduled to be held on September 27, 2024.

Have you received this information?

IF NO:

I would be happy to e-mail you the information. May I please have your e-mail address?

If shareholder provides e-mail address:

(Record email address & reach back to shareholder)

Thank you. Please be aware that your Fund’s Board strongly encourages you to vote the WHITE proxy card FOR your current trustee nominees.

Saba Capital Master Fund Ltd., a private fund managed by Saba Capital Management, L.P., has submitted a nominee for election as a trustee on your Fund’s Board and may send you its own proxy statement and gold proxy card.

Saba regularly seeks to cause closed-end funds to engage in actions which can result in adverse consequences for long-term investors.

Your Fund’s Board urges you to support your Board’s nominees by using the WHITE proxy card.

Thank you and have a good (day, afternoon, evening).

If no e-mail address:

We will send the materials to you by mail. Please allow 2-3 business days for processing. Please be aware that your Fund’s Board strongly encourages you to vote the WHITE proxy card FOR your current trustee nominees.

Saba Capital Master Fund Ltd., a private fund managed by Saba Capital Management, L.P., has submitted a nominee for election as a trustee on your Fund’s Board and may send you its own proxy statement and gold proxy card.

Saba regularly seeks to cause closed-end funds to engage in actions which can result in adverse consequences for long-term investors.

Your Fund’s Board urges you to support your Board’s nominees by using the WHITE proxy card.

Thank you and have a good (day, afternoon, evening).

FOR INTERNAL DISTRIBUTION ONLY	Updated 07-26-2024

MainStay CBRE Global Infrastructure Megatrends Term Fund Annual Meeting / Proxy Contest (PROXY CONTEST CALL GUIDE)

IF YES:

Great. Please be aware that your Fund’s Board strongly encourages you to vote the WHITE proxy card FOR your current trustee nominees.

Saba Capital Master Fund Ltd., a private fund managed by Saba Capital Management, L.P., has submitted a nominee for election as a trustee on your Fund’s Board and may send you its own proxy statement and gold proxy card.

Saba regularly seeks to cause closed-end funds to engage in actions which can result in adverse consequences for long-term investors.

Your Fund’s Board urges you to support your Board’s nominees by using the WHITE proxy card.

At this time, do you plan to vote along with the Board on the WHITE proxy card?

(Pause For Response)

IF YES:

Great. As a reminder, the Annual Meeting is scheduled to be held on September 27, 2024. You can vote your shares by following the instructions on your Fund’s WHITE proxy card. Please submit your vote at your earliest convenience.

Please vote all WHITE proxy cards that you receive. Do not send back any proxy card other than the WHITE proxy card enclosed with the proxy materials.

IF NO:

May I ask what is stopping you from voting along with the Board on the WHITE proxy card?

(Respond To Questions Using Fact Sheet)

(After Discussion)

Sir/Ma’am, given this information, will you be voting along with the Board on the WHITE proxy card?

IF YES:

Great. As a reminder, the Annual Meeting is scheduled to be held on September 27, 2024. You can vote your shares by following the instructions on your Fund’s WHITE proxy card. Please submit your vote at your earliest convenience.

Please vote all WHITE proxy cards that you receive. Do not send back any proxy card other than the WHITE proxy card enclosed with the proxy materials.

IF NO: (Notate Feedback)

I understand.

FOR INTERNAL DISTRIBUTION ONLY	Updated 07-26-2024

MainStay CBRE Global Infrastructure Megatrends Term Fund Annual Meeting / Proxy Contest (PROXY CONTEST CALL GUIDE)

(PROCEED TO CLOSING)

CLOSING

Thank you for your time. If you have any questions, please call EQ Fund Solutions at 1-800-848-3374. Thank you and have a good (day, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 07-26-2024

MainStay CBRE Global Infrastructure

Megatrends Term Fund

Annual Meeting / Proxy Contest

(EMAIL REQUEST OF MATERIALS)

Hello,

You recently requested an email copy of the materials in regard to the Annual Meeting of MainStay CBRE Global Infrastructure Megatrends Term Fund.

The materials are attached for your review. Please note that Annual Meeting is scheduled to held at 2:00 p.m. (Eastern time) on September 27, 2024. If you have any questions or require assistance, please contact us toll free at 1-800-848-3374 between the hours of 9am and 10pm Eastern Time.

Thank you for your attention to this matter. Your time is greatly appreciated.

MATERIAL FULFILLMENT EQ Solutions DFKing fulfillment@astfundsolutions.com +1 800.217.0538| 48 Wall Street New York, NY 10005